Exhibit 10.8

Contracts for Purchase and Marketing of the Products

Supplier (Party A):	Contract NO:

Purchaser (Party B):	Signing time:

Place of signing:

In accordance with the Civil Code of the People’s Republic of China and relevant laws and regulations, and in line with the principles of good faith, mutual benefit, equality, openness and voluntary, Party A and Party B hereby reach the following terms through consultation on the matter of selling the goods agreed herein by Party A to Party B:

I. Name, quantity, unit price and amount

product name	Quantity (tons)	Unit price (yuan/ton) including tax	Amount excluding taxes	Tax amount (yuan)	Total amount including tax (yuan)	Contract is valid until
Ethylene-vinyl acetate resin (EVA)

Total RMB (in words):

Ⅱ. Delivery method and place:

(Ⅰ) Delivery method: The goods shall be delivered by means of transfer of ownership, and the relevant costs and losses incurred during delivery shall be borne by Party B.

(Ⅱ) Delivery place: The goods transfer procedures shall be handled at .

Ⅲ. Acceptance Method: Goods shall be inspected according to the manufacturer’s original factory standards. If quality issues are detected, the buyer must submit written objections within 5 working days (including the day of receipt) and store the goods separately. The supplier shall confirm whether on-site inspection is required and may entrust a third-party testing agency to conduct inspections. The supplier must cooperate with both the buyer and manufacturer in handling subsequent matters. Failure to respond within the specified period will be deemed as acceptance of all issues.

Ⅳ. Terms of Payment: The goods payment shall be settled within the term of this contract. Party B shall pay the goods payment to Party A in batches after the contract comes into effect, and the supplier shall issue full VAT special invoices to the buyer within the term of this contract.

V. Liability for breach of contract:

(I) After the execution of this contract, Party B shall not unilaterally terminate it. In case of delayed payment or failure to collect goods, Party B shall pay liquidated damages to Party A at a rate of 0.05% of the total outstanding amount per day. If Party B fails to make payment one month after the agreed payment deadline, Party A reserves the right to terminate the contract, dispose of the goods independently, or sell them to third parties. Party B shall additionally compensate Party A with 10% of the total contract value as liquidated damages and indemnify Party A for any resulting losses.

(Ⅱ)In case of any other breach, the breaching party shall compensate the non-breaching party for the actual losses and pay 10% of the total contract price to the non-breaching party as liquidated damages.

(Ⅲ) If the amount of liquidated damages provided for in this Article is insufficient to make up for the actual economic losses suffered by the non- conforming party, the defaulting party shall pay compensation according to the actual economic losses suffered by the non-conforming party.

VI. Force Majeure: If either party is unable to perform or fully perform this Agreement due to force majeure factors (including but not limited to pandemics, government orders, natural disasters, etc.), it shall promptly notify the other party of the reasons. Upon certification by relevant competent authorities, the affected party may be permitted to delay performance, partially perform the agreement, or refrain from performing it. The affected party may also be exempted from liability for breach of contract in part or in whole based on the circumstances.

Ⅶ. Dispute Settlement: Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation. If no agreement can be reached through negotiation, either party shall have the right to file a lawsuit with the people’s court where the contract is signed.

Ⅷ. Other matters:

(I) Matters not covered herein shall be governed by applicable laws and regulations. Where no such provisions exist, both parties may enter into a written supplementary agreement. All appendices and supplementary agreements to this contract shall form an integral part of it and have equal legal force. In the event of any discrepancy between the supplementary agreement and the terms of this contract, the last executed supplementary agreement shall prevail.

(Ⅱ) This contract is made in two copies, with each party, Party A and Party B, holding one copy. It shall come into effect from the date both parties affix their company seal or contract seal. Scanned copies confirmed by both parties to be consistent with the original shall have the same legal effect as the original.

Supplier (Party A)	Purchaser (Party B)
Unit name (seal):	Unit name (seal):
telephone ：	telephone ：
portraiture ：	portraiture ：